                                  Exhibit 23.1


                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of Investors Financial Services Corp. (the "Company") on Form S-3 of our reports dated February 16, 1999, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Boston, Massachusetts
April 23, 1999